EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-53291, 333-52864, 333-101993, 333-112989, 333-112990 and 333-124294) and Form S-3 (No. 333-118015) of Mercury Computer Systems, Inc. of our report dated September 13, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

September 13, 2005